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United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Item 1.01. Entry into a Definitive Material Agreement.

On April 6, 2021, Old Second Bancorp, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Purchase Agreement”) with certain qualified institutional buyers (the “Purchasers”) pursuant to which the Company sold and issued $60.0 million in aggregate principal amount of its 3.50% Fixed-to-Floating Rate Subordinated Notes due April 15, 2031 (the “Notes”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D promulgated thereunder (the “Private Placement”). The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, the redemption of existing senior debt, common stock repurchases and strategic acquisitions.

The Notes will bear interest at a fixed annual rate of 3.50%, from and including the date of issuance to but excluding April 15, 2026, payable semi-annually in arrears.  From and including April 15, 2026 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to Three-Month Term SOFR (as defined in the Note) plus 273 basis points, payable quarterly in arrears. As provided in the Notes, under specified conditions the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

The Notes have a stated maturity date of April 15, 2031 and are redeemable, in whole or in part, on April 15, 2026, on any interest payment date thereafter, and at any time upon the occurrence of certain events. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes are not entitled to the benefit of any sinking fund and are not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any of its subsidiaries.

Principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company and generally rank junior in right of payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The form of Purchase Agreement and the form of Note are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Notes are summaries and are qualified in their entirety by reference to the relevant Exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and the full text of the form of Note, which is attached hereto as Exhibit 4.1 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.1.

The information furnished herewith pursuant to this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
4.1	Form of 3.50% Fixed-to-Floating Subordinated Note due April 15, 2031 of Old Second Bancorp, Inc.
10.1	Form of Subordinated Note Purchase Agreement, dated as of April 6, 2021, by and among Old Second Bancorp, Inc. and the Purchasers.
99.1	Old Second Bancorp, Inc. Subordinated Note Placement Investor Presentation dated March 2021

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: April 7, 2021	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President and
Chief Financial Officer

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